Exhibit 10.3

INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

This Intellectual Property Assignment and License Agreement (hereinafter referred to as the “IPAL Agreement”) is dated as of November 10, 2011 (hereinafter referred to as the “Effective Date”) and is between: Bitstream Inc., a Delaware corporation (hereinafter referred to as “Transferor”) and Marlborough Software Development Holdings Inc. (hereinafter referred to as “Marlborough”), a Delaware corporation (together with Transferor, the “Parties”, each a “Party”).

WITNESSETH:

WHEREAS, Marlborough desires to receive certain rights in intellectual property owned by Transferor related to Transferor’s mobile browser technologies product, which is commonly known as BOLT;

WHEREAS, Transferor desires to grant certain rights in intellectual property to Marlborough in furtherance of the consummation of the transactions contemplated by this IPAL Agreement; and

NOW, THEREFORE, in consideration of the matters recited above, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Transferor and Marlborough intending to be legally bound by this IPAL Agreement, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Assigned Content. “Assigned Content” means all content identified in Schedule A, attached hereto as part of this IPAL Agreement.

1.2 Assigned Domain Names. “Assigned Domain Names” means the internet domain names identified in Schedule B, attached hereto as part of this IPAL Agreement.

1.3 Assigned Patents. “Assigned Patents” means all Patents identified in Schedule C, attached hereto as part of this IPAL Agreement, including any Foreign Counterparts.

1.4 Assigned Software. “Assigned Software” means all software identified in Schedule D, attached hereto as part of this IPAL Agreement, including, without limitation, such software’s source code.

1.5 Assigned Trademarks and Tradenames. “Assigned Trademarks and Tradenames” means all Trademarks and Tradenames identified in Schedule E, attached hereto as part of this IPAL Agreement, including any Foreign Counterparts.

1.6 Browser Products. “Browser Products” means executables for installation on a device, used to retrieve, manipulate, traverse and/or display items from a web server for an end user.

1.7 Change of Control. “Change of Control” means with respect to an entity any transaction or series of related transactions involving: (i) the sale, transfer, or other disposition of all or substantially all of the assets or business of such entity; (ii) any merger or consolidation of such entity into or with another person or entity (other than a merger or consolidation effected exclusively to change such entity’s domicile), or any other corporate reorganization, in which the stockholders of such entity in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of such entity’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of such entity of shares representing at least a majority of such entity’s then-total outstanding combined voting power. “Change of Control” shall also include any transfer of assets by an entity to a Subsidiary made in connection with a transaction that would constitute a change of control of such Subsidiary as defined by the preceding sentence.

1.8 Cloud-Based Patent Application. “Cloud-Based Patent Application” means Pending U.S. Patent Application number 12/903,703 entitled “System and method for displaying complex scripts with a cloud computing architecture” and the patent issued in connection with such application, if any, including any U.S. and Foreign Counterparts.

1.9 Derivative Licensed Software. “Derivative Licensed Software” means derivative works produced from Licensed Software by Marlborough or its Subsidiaries.

1.10 Font Business. “Font Business” means development, production, sales and marketing of various assortments of type in all sizes and styles and associated font rendering software, excluding uses in Browser Products.

1.11 Foreign Counterparts. “Foreign Counterparts” of a Patent, Trademark or Tradename means any other Patent, Trademark, or Tradename that is or may be filed in another national or international jurisdiction claiming the priority of the filing date of the Patent, Trademark, or Tradename in question.

1.12 Licensed Back Patents. “Licensed Back Patents” means all Patents identified in Schedule F, attached hereto as part of this IPAL Agreement, including any Foreign Counterparts.

1.13 Licensed Patents. “Licensed Patents” means all Patents identified in Schedule G, attached hereto as part of this IPAL Agreement, including any Foreign Counterparts.

1.14 Licensed Software. “Licensed Software” means all software identified in Schedule H, attached hereto as part of this IPAL Agreement.

1.15 Licensed Trademarks and Tradenames. “Licensed Trademarks and Tradenames” means the Trademarks and Tradenames identified in Schedule I, attached hereto as part of this IPAL Agreement, including any Foreign Counterparts.

1.16 Patent or Patents. “Patent or Patents” means any patent owned by the Transferor, including U.S. and Foreign Counterparts, reissues, reexaminations, and registrations; and pending U.S. and foreign patent applications, provisional applications, divisional applications, continuation and continuation-in-part applications, and applications for reissue, reexamination, and registration, that are the subject of this IPAL Agreement.

1.17 Printing on Paper. “Printing on Paper” means the impressing of ink on a physical sheet of material.

1.18 Subsidiary. “Subsidiary” means any legal entity (a) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by a Party either directly or indirectly, or (b) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such legal entity is now or hereafter owned and controlled by a Party either directly or indirectly.

1.19 Term. “Term” means the period beginning on the Effective Date and ending on the date on which the last of the intellectual property rights licensed under this IPAL Agreement expires.

1.20 Trademark and Tradename. “Trademark and Tradename” means any trademark or tradename or pending trademark or tradename application owned by the Transferor, including U.S. and foreign trademarks and tradenames, that are the subject of this IPAL Agreement.

1.21 Wind-Down Period. “Wind-Down Period” means the period of time beginning on the Effective Date and ending at midnight Eastern Standard Time on the first anniversary of the Effective Date.

1.22 Wind-Down Trademarks. “Wind-Down Trademarks” means the Trademarks and Tradenames identified in Schedule J, attached hereto as part of this IPAL Agreement, including any Foreign Counterparts.

ARTICLE 2

ASSIGNMENT

2.1 Assignment. For good and valuable consideration recited in that certain Contribution Agreement between the Transferor and Marlborough executed contemporaneously herewith (the “Contribution Agreement”), Transferor hereby assigns and transfers to Marlborough, and Marlborough hereby accepts:

(a) Transferor’s entire right, title, interest, and benefit, including the right to bring action(s) and collect damages for any past infringements, in and to the Assigned Patents;

(b) Transferor’s entire right, title, interest, and benefit, including associated goodwill, and the right to bring action(s) and collect damages for any past infringements, in and to the Assigned Trademarks and Tradenames; and

(c) Transferor’s entire right, title, interest, and benefit, including associated goodwill, and the right to bring action(s) and collect damages for any past infringements, in and to the Assigned Software, the Assigned Domain Names and the Assigned Content.

2.2 Recordation. Marlborough shall be responsible, at its expense, for the preparation, legalization and recording of any documents and the obtaining of any third party or governmental approvals or consents not required to be obtained by Transferor under this IPAL Agreement, which may be necessary to effect and record the assignment of the Assigned Content, Assigned Patents, Assigned Software, Assigned Domain Names and Assigned Trademarks and Tradenames.

2.3 Assistance in Perfecting Rights. As of the Effective Date, Marlborough shall be solely responsible for monitoring and directing the prosecution and maintenance of all Assigned Patents and Assigned Trademarks and Tradenames. Whenever reasonably and timely requested by Marlborough, Transferor shall promptly execute or cause to be executed and shall deliver to Marlborough or its representatives any documents necessary for recording Marlborough’s ownership of each of the Assigned Content, Assigned Patents, Assigned Software, Assigned Domain Names and Assigned Trademarks and Tradenames. Marlborough shall have the responsibility for the preparation and filing of any such documents, and all costs associated therewith.

2.4 Case Files. Within sixty (60) days after the Effective Date, Transferor shall ship to Marlborough the complete case files for all Assigned Patents and Assigned Trademarks and Tradenames. Transferor shall have the sole responsibility for selecting the mode of shipment and will bear all costs and expenses in connection with the shipment of the case files to Marlborough.

ARTICLE 3

LICENSE GRANTS

3.1 License Grants to Marlborough. Transferor hereby grants to Marlborough and its Subsidiaries:

(a) a worldwide, non-exclusive, irrevocable, perpetual, royalty-free, and paid-up license to make, use, sell, offer for sale, export and import under any and all claims of the Licensed Patents, and such license is fully sublicensable through multiple tiers, solely in connection with Marlborough’s Browser Products;

(b) a worldwide, non-exclusive, irrevocable, perpetual, royalty-free, and paid-up license to reproduce, prepare derivative works of, and distribute the Licensed Software, and such license is fully sublicensable through multiple tiers, solely in connection with Marlborough’s Browser Products;

(c) a worldwide, non-exclusive, irrevocable, perpetual, royalty-free, and paid-up license to use the Licensed Trademarks and Tradenames, and such license is fully sublicensable through multiple tiers, solely in connection with Marlborough’s Browser Products;

(d) a worldwide, non-exclusive, irrevocable, royalty-free and paid-up license, such license is fully sublicensable through multiple tiers and such license will expire at the termination of the Wind-Down Period, to use the Wind-Down Trademarks and Tradenames solely in connection with Marlborough’s Browser Products.

3.2 Assignability of Licenses - Marlborough. The licenses granted to Marlborough under this ARTICLE 3 of this IPAL Agreement shall be assignable by Marlborough only as part of a Change of Control of Marlborough to an acquirer or a successor-in-interest that is not engaged in the Font Business.

3.3 License Grants to Transferor. Marlborough and its Subsidiaries hereby grant to Transferor:

(a) a worldwide, non-exclusive, irrevocable, perpetual, royalty-free, and paid-up license to reproduce and distribute any Derivative Licensed Software, and to prepare and distribute derivative works of the Derivative Licensed Software, and such license is fully sublicensable through multiple tiers;

(b) a worldwide, non-exclusive, irrevocable, perpetual, royalty-free and paid-up license to make, use, sell, offer for sale, export and import under any and all claims of the Cloud-Based Patent Application in the field of use of the Font Business, and with the right to sublicense to end users only in connection with the Font Business; and

(c) a worldwide, non-exclusive, irrevocable, perpetual, royalty-free, and paid-up license to make, use, sell, offer for sale, export and import under any and all claims of the Licensed Back Patents in the field of use of the Font Business, and with the right to sublicense to end users only in connection with the Font Business.

3.4 Assignability of Licenses - Transferor. The licenses granted to Transferor under this ARTICLE 3 of this IPAL Agreement shall be assignable by Transferor only as part of a Change of Control to an acquirer or a successor-in-interest that does not produce, sell, offer to sell, distribute or develop Browsing Products.

3.5 Delivery of Derivative Licensed Software. Upon Transferor’s reasonable request, Marlborough shall identify and/or deliver commercially-available electronic copies of the Derivative Licensed Software, if any, to Transferor in both source code and executable forms in accordance with this IPAL Agreement and the licenses granted hereunder. Marlborough has no obligation under this IPAL Agreement to create or produce any Derivative Licensed Software.

3.6 Transferor’s Obligations as to Licensed Software. On the Effective Date, Transferor shall provide the source code and executable forms of the version of the Licensed Software that is commercially available at such time to Marlborough. Transferor is not obligated to provide Marlborough with any improvements to, derivative works of, or updates to the Licensed Software after the Effective Date.

3.7 IP Maintenance. Each party, with respect to the licenses granted by it in Sections 3.1 and 3.3, as the case may be, shall take all commercially reasonable measures to maintain the intellectual property licensed to the other party for such intellectual property’s full legal term, including, without limitation, paying all maintenance and upkeep fees for the Licensed Patents, the Licensed Back Patents, and Licensed Trademarks and Tradenames in all relevant jurisdictions.

ARTICLE 4

REPRESENTATIONS; DISCLAIMER; INFRINGEMENT

4.1 No Warranty - Patents, Trademarks and Tradenames. Except as set forth herein, Transferor makes no express or implied warranty or representation with respect to the Patents or Trademarks and Tradenames, including without limitation any warranty or representation regarding the scope, validity and enforceability of the Patents or Trademarks and Tradenames, or the usefulness, merchantability, functional effectiveness, safety, performance or fitness for any particular use of any products resulting from intellectual property assigned or licensed hereunder, or that the exercise of rights pursuant to the Patents or Trademarks and Tradenames will not infringe upon the patents or other rights of another, unless represented otherwise in this IPAL Agreement.

4.2 No Warranty - Licenses. Transferor and Marlborough make no express or implied warranty or representation with respect to the licenses granted hereunder including, without limitation, any warranty or representation regarding the scope, validity and enforceability of any Licensed Patents, or the usefulness, merchantability, functional effectiveness, safety, performance or fitness for any particular use of any product resulting from intellectual property assigned or licensed hereunder, or that the exercise of rights pursuant to Licensed Patents will not infringe upon the patents or other rights of another.

4.3 Liability - Transferor. In no event shall Transferor be liable for any incidental, indirect, special or consequential damages suffered or incurred in connection with the assignments or licenses granted hereunder. Except as otherwise provided in this IPAL Agreement, no representation or warranty is made by Transferor that any products resulting from intellectual property assigned or licensed hereunder or manufactured, used, sold or otherwise disposed of by Marlborough under any rights granted under this IPAL Agreement will not infringe patents owned or controlled by any third party, and Transferor shall not be liable, either directly or indirectly or as an indemnitor of Marlborough, as a consequence of any infringement of any such third party patents.

4.4 Liability - Marlborough. In no event shall Marlborough be liable for any incidental, indirect, special or consequential damages suffered or incurred in connection with the assignments or licenses granted hereunder. Except as otherwise provided in this IPAL Agreement, no representation or warranty is made by Marlborough that any products resulting from intellectual property assigned or licensed hereunder or manufactured, used, sold or otherwise disposed of by Transferor under any rights granted under this IPAL Agreement will not infringe patents owned or controlled by any third party, and Marlborough shall not be liable, either directly or indirectly or as an indemnitor of Transferor, as a consequence of any infringement of any such third party patents.

4.5 Marlborough Representations. Marlborough represents and warrants: (a) that it has the full power and authority to enter into this IPAL Agreement; and (b) that to the best of its knowledge, information and belief Marlborough has not and will not intentionally and knowingly enter into any agreement with another party which is inconsistent or in derogation or conflict with this IPAL Agreement in any respect, whether written or oral. Except for the foregoing, Marlborough makes no other representation or warranties. Marlborough agrees to indemnify and hold harmless Transferor against and from any and all claims, suits, damages, costs and expenses (including reasonable attorney fees) based upon or resulting from any claim by any other person, firm, corporation or other entity arising out of the breach by Marlborough of any of the foregoing warranties and representations recited in this Section 4.5; provided that Marlborough shall be provided notice of such claim or suit, that Transferor shall have sole authority to defend or settle any third party claim or suit, and Marlborough shall fully cooperate with Transferor in the defense or settlement of such third party claim or suit. The foregoing representations and warranties shall survive the termination of this IPAL Agreement.

4.6 Transferor Representations. Transferor represents and warrants (a) that it has the full power and authority to enter into this IPAL Agreement; and (b) that to the best of its knowledge, information and belief, Transferor has not and will not intentionally and knowingly enter into any agreement with another party which is inconsistent or in derogation or conflict with this IPAL Agreement in any respect, whether written or oral. Except for the foregoing, Transferor makes no other representation or warranties. Transferor agrees to indemnify and hold harmless Marlborough against and from any and all claims, suits, damages, costs and expenses (including reasonable attorney fees) based upon or resulting from any claim by any other person, firm, corporation or other entity arising out of the breach by Transferor of any of the foregoing warranties and representations as recited in this Section 4.6; provided that Transferor shall be provided notice of such claim or suit, that Marlborough shall have sole authority to defend or settle any third party claim or suit, and Transferor shall fully cooperate with Marlborough in the defense or settlement of such third party claim or suit. The foregoing representations and warranties shall survive the termination of this IPAL Agreement.

ARTICLE 5

TERMINATION/SURVIVAL

5.1 Termination. This IPAL Agreement will automatically and immediately terminate upon expiration of the Term.

5.2 Survival of Licenses. In the event that a Party to this IPAL Agreement attempts to assign this IPAL Agreement in a manner not permitted hereunder, the licenses granted to such Party in this IPAL Agreement shall immediately terminate, but the licenses granted by such Party to the other Party hereunder shall not terminate and shall remain in full force and effect.

5.3 Provision Survival Upon Termination. The provisions of ARTICLES 5, 7 and 11 shall survive any expiration or termination of this IPAL Agreement.

ARTICLE 6

DISPUTE RESOLUTION

6.1 Dispute Settlement/Arbitration. Except as provided herein, no civil action with respect to any dispute, claim, or controversy arising out of or relating to this IPAL Agreement may be commenced unless the Parties have first attempted, in good faith, to resolve such dispute, claim, or controversy as provided in this Section 6.1. Either Party, its successors or assigns may initiate the mediation process by providing written notice in letter form to the other Party (hereinafter, “Dispute Notice”). The Dispute Notice shall (i) signal the formal commencement of this dispute resolution provision and the dates, deadlines, and time frames set forth herein; (ii) make specific reference to this Section 6.1; and (iii) set forth the subject of the dispute and the specific relief requested. The recipient of such notice will respond in writing within five (5) days with a statement of its position and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then each Party shall designate one or more representatives having full settlement authority to meet at a mutually agreeable time and place within twenty (20) days of the Dispute Notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved within five (5) days of the commencement of such meeting, unless otherwise mutually extended, each Party shall have the right to institute legal action, provided however, that if each Party agrees, the Parties may proceed to non-binding mediation with a mediator to be chosen through the American Arbitration Association and with mediation to occur in Boston, Massachusetts. Each Party will bear its own costs relevant to the mediation process. All offers, promises, conduct, and statements, whether oral or written, made in the course of the mediation process by either of the Parties, their agents, employees, experts, or attorneys, are confidential, privileged, and inadmissible for any purposes, including impeachment, in any litigation or other proceeding involving the Parties, and shall be treated as compromise and settlement for the purposes of Federal and State evidentiary rules, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in any mediation. Each of the Parties shall bear its own expenses in any mediation or litigation, except that the prevailing Party, after taking into account offers of settlement, shall be entitled, as determined by the finder of fact, to reimbursement from the other Party for its reasonable attorney fees.

ARTICLE 7

PATENT MARKING

7.1 Product Marking. With respect to any products subject to the provisions of this IPAL Agreement, Transferor and Marlborough agree to observe the requirements relating to patent, trademark and tradename marking of the kind specified in the applicable statutes of any country where said products are used, sold, or otherwise disposed of.

ARTICLE 8

NOTICE

8.1 Notices. Any notice or other communication required or permitted by this IPAL Agreement or by law to be served on or given to either Party hereto by the other Party shall be in writing and personally delivered, sent by electronic mail or sent by overnight delivery service or by registered or certified mail, postage prepaid, and addressed as follows:

If to Transferor:

Bitstream Inc.

c/o Monotype Imaging Holdings Inc.

500 Unicorn Park Drive

Woburn, MA 01801

Attention: Chief Executive Officer

Facsimile No.: (781) 970-6001

with a copy to:

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, MA 02109

Attention: John Mutkoski

James Matarese

Facsimile No.: (617) 523-1231

If to Marlborough:

Marlborough Software Development Holdings Inc.

500 Nickerson Rd.

Marlborough, MA 01752

Attention: Chief Executive Officer

Facsimile No.: (617) 868-0784

with a copy to:

Seyfarth Shaw LLP

World Trade Center East

Two Seaport Lane

Boston, MA 02210-2028

Attention: Gregory L. White

                 Blake Hornick

Facsimile No.: (617) 790-6730

8.2 Address Changes. Either Party may, by written notice to the other Party, change the address to which notices or reports shall be given.

8.3 Notice Delivery. All notices or other communications shall be deemed duly served and given on the date when personally delivered to the Party to receive notice, when transmitted by electronic mail, or when deposited in the United States mail, first class, postage prepaid, and addressed to the Party at the address in Section 8.1.

ARTICLE 9

ASSIGNMENT OF AGREEMENT

9.1 Assignment. Except as set forth in Sections 3.2 and 3.4, neither this IPAL Agreement nor any right, license, or obligation granted or provided for hereunder, unless expressly provided for herein, may be assigned to any third party by either Party without the other Party’s prior written consent. Notwithstanding the foregoing sentence, Marlborough may assign this IPAL Agreement as part of a Change of Control to an acquirer or a successor-in-interest that is not engaged in the Font Business and Transferor may assign this IPAL Agreement as part of a Change of Control to an acquirer or a successor-in-interest that is not engaged in a business, which produces, sells, offers to sell, distributes or develops Browsing Products. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

ARTICLE 10

PROTECTION OF PROPRIETARY INFORMATION

10.1 Use and Non-disclosure. In fulfilling the purposes of this IPAL Agreement, as well as the future business relationship of the Parties, each Party will take reasonable care to safeguard the confidential nature of, and to protect from the unauthorized disclosure or use, of any proprietary information received from the other Party, including, but not limited to: product information, product costs, units manufactured or sold, information pertaining to dispute settlements under this IPAL Agreement, and technical and business information relating to the Assigned Software, Assigned Patents and Assigned Trademarks and Tradenames (hereinafter referred to as “Proprietary Information”). Subject to the provisions of Section 11.2, the Parties will hold in confidence, and will not disclose or communicate or permit to be disclosed or communicated to any person, any Proprietary Information of the other Party. Proprietary Information, however, does not include any information that either Party can demonstrate that: (a) is now or subsequently becomes generally available or known to the public through no fault of the other Party; (b) was known or in the possession of the other Party prior to disclosure thereof to the receiving Party by disclosing Party; (c) is or was independently developed by a Party without the use of any Proprietary Information; (d) the receiving Party rightfully obtained the Proprietary Information from a third party who has the right to transfer or disclose the information; or (e) the receiving Party is required to disclose or produce pursuant to an order of a court of competent jurisdiction; provided the receiving Party notifies the disclosing Party of the requirement so as to give the disclosing Party an opportunity to challenge the court order time permitting and without penalty of the receiving Party. In protecting Proprietary Information, the receiving Party shall exercise the same degree of care to prevent the disclosure or communication of the Proprietary Information to other persons that it uses to protect its own proprietary information; however, in no case will that degree of care be less than reasonable care. The foregoing shall not supersede any other confidential obligations between the Parties.

10.2 Proprietary Information Exceptions. Either Party may disclose Proprietary Information of the other to such Party’s employees, customers, agents, suppliers, and subcontractors to the extent that each such disclosure is reasonably necessary for purposes of: manufacturing, selling, installing, repairing, and/or servicing any product made or used in accordance with any intellectual property assigned or licensed hereunder; or procuring goods and services required in connection therewith; provided that the disclosing Party’s employees, customers, agents, suppliers, and subcontractors are bound to the same terms and conditions regarding the protection of the Proprietary Information as bind the Parties hereto.

ARTICLE 11

BANKRUPTCY

11.1 Bankruptcy. Except with respect to trademarks, all rights and licenses granted by Marlborough under or pursuant to this License Agreement are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Marlborough agrees that, in the event of the commencement of bankruptcy proceedings by or against Marlborough under Title 11, Transferor, as licensee of such rights under this License Agreement, shall retain and may fully exercise all of its rights under this License Agreement (including the license granted hereunder) and all of its rights and elections under Title 11. Without limiting the generality of the foregoing, if this License Agreement is terminated under any applicable insolvency law, or Marlborough or an administrator refuses to further perform this License Agreement (or any of Marlborough’s obligations hereunder) under any applicable insolvency law, then Transferor may elect to retain all of its license rights under this License Agreement (including without limitation the rights described in Article 3 above) for the remainder of the term of this License Agreement.

ARTICLE 12

MISCELLANEOUS

12.1 Governing Law; Jurisdiction. This IPAL Agreement shall be construed and governed in accordance with the laws of the Commonwealth of Massachusetts, excluding its rules governing conflicts of laws. The Parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with the IPAL Agreement, and consent to, the exclusive jurisdiction of any State or Federal court within the Commonwealth of Massachusetts.

12.2 Relationship. Nothing in this IPAL Agreement shall be deemed to create an agency, joint venture or partnership between the Parties.

12.3 Amendment. This IPAL Agreement may not be amended, changed or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the Parties hereto.

12.4 Provision Invalidity. In the event that one or more provision(s) of this IPAL Agreement is or becomes or is deemed invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this IPAL Agreement, and this IPAL Agreement shall be construed as if such illegal, invalid or unenforceable provision(s) had not been contained herein.

12.5 Agreement Headings. The headings contained in this IPAL Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this IPAL Agreement. Likewise, the entries in the Status field of the attached Schedules are present only for the convenience of the Parties; and it is understood by the Parties that no representation is being made by Transferor, nor should it be implied, that the entries will be current on the Effective Date.

12.6 Entire Agreement Interpretation Conflict. This IPAL Agreement represents the entire agreement between the Parties respecting the subject matter hereof and supersedes all prior agreements, negotiation or understandings in respect thereto.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this IPAL Agreement to be executed in duplicate by its duly authorized officer or representative, as of the date first written above.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.		BITSTREAM INC.

By:	/s/ James Dore	By:	/s/ James Dore
Name:	James Dore	Name:	James Dore
Title:	Executive Vice President and Chief Financial Officer	Title:	Chief Financial Officer
Date:	November 10, 2011	Date:	November 10, 2011

SCHEDULE A

Assigned Content

CONTENT

All content found on the Bitstream Inc. website under the “Mobile Browsing” page hierarchy

All content found on boltbrowser.com

All content found on mymms.info

All documentation and marketing materials for BOLT

All BOLT bugs and related data found in the Mantis system at rodan.bitstream.com.

-I-

SCHEDULE B

Assigned Domain Names

DOMAIN NAME
boltbrowser.com

mymms.info

mycoolmms.com

-II-

SCHEDULE C

Assigned Patents

ISSUED PATENTS

U.S. Patent No.	Title of Invention
7,737,993	Methods, systems, and programming for producing and displaying subpixel-optimized images and digital content including such images

7,287,220	Methods and systems for displaying media in a scaled manner and/or orientation

7,222,306	Methods, systems, and programming for computer display of images, text, and/or digital content

7,219,309	Innovations for the display of web pages

PENDING PATENT APPLICATIONS

Application No.	Title of Invention
US 12/903,703	System and method for displaying complex scripts with a cloud computing architecture

PCT/US11/56061	System and method for displaying complex scripts with a cloud computing architecture

2002-586324 [BIT01-1B-EPO]	Methods, Systems, and Programming for Producing and Displaying Subpixel-Optimized Images And Digital Content Including Such Images

EP 02731669.4 BIT01-1F-EPO	Methods, Systems And Programming For Displaying Media Scaled-Down By A Variable Scale

EP 02766909.2 BIT01-1K-EPO	Methods, Systems, And Programming Involved In Display Of Digital Content In An Orientation Different Than An Orientation At With Operating System Can Display

EP 03796583.7 BIT02-1EPO	Innovations for the Display of Web Pages

JP 2004-570993 BIT02-1-JAP	Innovations for the Display of Web Pages

-III-

SCHEDULE D

Assigned Software

SOFTWARE MODULE

BOLT (cloud and client platform)

Kaasila Font Family

FFLite

-IV-

SCHEDULE E

Assigned Trademarks and Tradenames

ASSIGNED ISSUED TRADEMARKS

Property	Registration No.	Country	Status	Registration Date
BOLT [word mark]	3,892,557	United States	Issued	12/21/10

BOLT [design mark]	3,892,556	United States	Issued	12/21/10

THUNDERHAWK [word mark]	3,743,650	United States	Issued	2/2/10

ASSIGNED PENDING TRADEMARK APPLICATIONS

Property	Serial No.	Country	Status	Registration Date
BOLT [word mark]	77,752,209	United States	Intent to Use Application Filed	N/A

BOLT [design mark]	77,752,192	United States	Intent to Use Application Filed	N/A

ASSIGNED COMMON LAW TRADEMARKS

Property	Jurisdiction
United States

-V-

SCHEDULE F

Licensed Back Patents

PATENTS

U.S. Patent No.	Title of Invention
7,737,993	Methods, systems, and programming for producing and displaying subpixel-optimized images and digital content including such images

7,287,220	Methods and systems for displaying media in a scaled manner and/or orientation

PENDING PATENT APPLICATIONS

U.S. Application No.	Title of Invention
2002-586324 [BIT01-1B-EPO]	Methods, Systems, and Programming for Producing and Displaying Subpixel-Optimized Images And Digital Content Including Such Images

EP 02731669.4 BIT01-1F-EPO	Methods, Systems And Programming For Displaying Media Scaled-Down By A Variable Scale

EP 02766909.2 BIT01-1K-EPO	Methods, Systems, And Programming Involved In Display Of Digital Content In An Orientation Different Than An Orientation At With Operating System Can Display

-VI-

SCHEDULE G

Licensed Patents

LICENSED ISSUED PATENTS

U.S. Patent No.	Title of Invention
6,138,237	Apparatuses, Methods, and Media for Authoring, Distributing, and Using Software Resources with Purposely Restricted Use

5,781,714	Apparatus and Methods for Creating and Using Portable Fonts

5,583,978	Apparatuses and methods for creating and using portable fonted texts with embedded automatically-created font descriptions

5,577,177	Apparatus and methods for creating and using portable fonts

4,959,801	Outline-to-Bitmap Character Generator

5,099,435	Method and Apparatus for Conversion of Outline Characters to Bitmap Characters

LICENSED PENDING PATENT APPLICATIONS

U.S. Application No.	Title of Invention
11/751,711	Methods, systems, and programming for producing and displaying subpixel-optimized font bitmaps using non-linear color balancing

LICENSED FOREIGN PATENTS

Patent No.	Jurisdiction	Title of Invention
EP1203351	Great Britain	System for Rapidly Performing Scan Conversion with Anti-Aliasing upon Outline Fonts and other Graphic Elements

EP1393148	Great Britain	Methods, Systems and Programming for Producing and Displaying Subpixel-Optimized Font Bitmaps Using Non-Linear Color Balancing

-VII-

SCHEDULE H

Licensed Software

SOFTWARE MODULE

Font Fusion

Bitstream Panorama

BitsAlankaar TrueType Font Family

BitsGujarati TrueType Font Family

BitsGurumukhi TrueType Font Family

BitsOriya TrueType Font Family

BitsBengali TrueType Font Family

BitsTamil TrueType Font Family

BitsKannada TrueType Font Family

BitsMalayalam TrueType Font Family

BitsTelugu TrueType Font Family

BitsThai TrueType Font Family

BitsArabic TrueType Font Family

Bitstream CJK stroke fonts

-VIII-

SCHEDULE I

Licensed Trademarks and Tradenames

Property	Registration No.	Country	Status	Registration Date
BITSTREAM [word mark]	1,326,623	United States	Issued	3/26/85

BITSTREAM [word mark]	1,351,066	United States	Issued	7/23/85

-IX-

SCHEDULE J

Wind-Down Trademarks

Property	Registration No.	Country	Status	Registration Date
FONT FUSION [word mark]	2,715,435	United States	Issued	5/13/03

PANORAMA [word mark]	UNREGISTERED	United States	Common Law Rights

-X-